As filed with the United States Securities and Exchange Commission on September 20, 2024

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	75-3264870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 5th Avenue-20th Floor

New York, New York 10110

(323) 421-5980

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Akiko Okuma

General Counsel, Secretary & Investor Relations

500 5th Avenue-20th Floor

New York, New York 10110

(323) 421-5980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ben A. Stacke, Esq.
Griffin D. Foster, Esq.

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus, which covers the offering, issuance and sale by us of up to $10,000,000 of shares of our common stock from time to time in one or more offerings; and

•

a sales agreement prospectus covering the offering, issuance and sale by us of up to $2,924,521 of shares of our common stock that may be issued and sold under a Sales Agreement with Virtu Americas LLC, or the Sales Agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $2,924,521 of shares of our common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $10,000,000 of shares of our common stock that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement with Virtu Americas LLC, any portion of the $2,924,521 of shares of our common stock included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $10,000,000 of shares of our common stock may be sold in other offerings by us pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 20, 2024.

PROSPECTUS

$10,000,000

VINCE HOLDING CORP.

Common Stock

We may offer and sell up to $10,000,000 of shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of our common stock.

Each time we offer and sell our common stock, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the common stock. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares of common stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Our common stock is listed on the New York Stock Exchange under the symbol “VNCE.” On September 18, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $1.92 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell up to $10,000,000 of shares of our common stock from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell our common stock, we will provide a prospectus supplement to this prospectus that contains specific information about our common stock and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any common stock, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “us,” and “our” in this prospectus, we mean Vince Holding Corp., or the “Company,” and its wholly owned subsidiaries, including Vince Intermediate Holding, LLC and V Opco, LLC (formerly Vince, LLC), unless otherwise specified. When we refer to “you,” we mean the holders of our common stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.vince.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each such statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the common stock described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation and Human Resources Committee report or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended February 3, 2024, filed with the SEC on May 2, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended May 4, 2024 and August 3, 2024, filed with the SEC on June 18, 2024 and September 17, 2024, respectively;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 3, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on March 26, 2024, June 6, 2024 and July 25, 2024; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 20, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Vince Holding Corp.

Attention: Secretary

500 Fifth Avenue, 20th Floor

New York, New York 10110

(323) 421-5980

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a global retail company that operates the Vince brand women’s and men’s ready to wear business. We serve our customers through a variety of channels that reinforces our brand image. Previously, we also owned and operated the Rebecca Taylor and Parker brands until the sale of the respective intellectual property was completed, as discussed below.

Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince operates 47 full-price retail stores, 14 outlet stores, the e-commerce site, vince.com and the subscription service Vince Unfold, vinceunfold.com. Vince is also available through premium wholesale channels globally.

On April 21, 2023, we entered into a strategic partnership, or the Authentic Transaction, with Authentic Brands Group, LLC, or Authentic, a global brand development, marketing and entertainment platform, whereby we will contribute our intellectual property to a newly formed Authentic subsidiary, or ABG Vince, for cash consideration and a membership interest in ABG Vince. We closed this transaction on May 25, 2023. On May 25, 2023, in connection with the Authentic Transaction, V Opco, LLC (formerly, Vince, LLC), or V Opco, entered into a License Agreement, or the License Agreement, with ABG Vince, which provides V Opco with an exclusive, long-term license to use the Licensed Property in the Territory to the Approved Accounts (each as defined in the License Agreement).

Rebecca Taylor, founded in 1996 in New York City, was a contemporary womenswear line lauded for its signature prints, romantic detailing and vintage inspired aesthetic, reimagined for a modern era. On September 12, 2022, we announced our decision to wind down the Rebecca Taylor business. On December 22, 2022, our indirectly wholly owned subsidiary, Rebecca Taylor, Inc., completed the sale of its intellectual property and certain related ancillary assets to RT IPCO, LLC, an affiliate of Ramani Group. On May 3, 2024, V Opco completed the sale of all outstanding shares of Rebecca Taylor, Inc. to Nova Acquisitions, LLC.

Parker, founded in 2008 in New York City, was a contemporary women’s fashion brand that was trend focused. During the first half of fiscal 2020, we decided to pause the creation of new products to focus resources on the operations of the Vince and Rebecca Taylor brands. On February 17, 2023, our indirectly wholly owned subsidiary, Parker Lifestyle, LLC, completed the sale of its intellectual property and certain related ancillary assets to Parker IP Co. LLC, an affiliate of BCI Brands.

We reach our customers through a variety of channels, specifically through major wholesale department stores and specialty stores in the United States, or U.S., and select international markets, as well as through our branded retail locations and our websites. We design products in the U.S. and source the vast majority of products from contract manufacturers outside the U.S., primarily in Asia. Products are manufactured to meet our product specifications and labor standards.

Corporation Information

Vince Holding Corp., previously known as Apparel Holding Corp. and Kellwood Holding Corp., was incorporated in Delaware in February 2008 in connection with the acquisition of Kellwood Company, LLC by affiliates of Sun Capital Partners, Inc. We completed an initial public offering of our common stock on November 27, 2013. Prior to the initial public offering and the related restructuring transactions, the Company was a diversified apparel company operating a broad portfolio of fashion brands, which included Vince. As a result of the initial public offering and the related restructuring transactions, the non-Vince businesses were separated from the Vince business, and the stockholders immediately prior to the consummation of the restructuring transactions (through their ownership of Kellwood Holding, LLC) retained the full ownership and control of the non-Vince businesses.

RISK FACTORS

Investment in any common stock offered pursuant to this prospectus and any accompanying prospectus supplement involves risks. You should carefully consider the risk factors described in our Annual Report on Form 10-K for the year ended February 3, 2024 and the Quarterly Reports on Form 10-Q for the quarters ended May 4, 2024 and August 3, 2024, incorporated by reference in this prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, prospective products, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. The forward-looking statements in this prospectus and the documents incorporated by reference herein are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain the license agreement with ABG Vince; ABG Vince’s expansion of the Vince brand into other categories and territories; ABG Vince’s approval rights and other actions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to realize the benefits of our strategic initiatives; our ability to execute and realize the enhanced profitability expectations of our transformation program; our ability to improve our profitability; the execution and management of our direct-to-consumer business growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; general economic conditions; further impairment of our goodwill; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in our existing and any future financing instruments.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes some of the terms of our common stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our Amended & Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, and our Amended & Restated Bylaws, as amended, or our Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and our Bylaws for additional information.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election of directors, or as otherwise provided in our Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of the election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

Dividend Rights

The holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Because we are a holding company, our ability to pay dividends on our common stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights and Preferences

The holders of our outstanding shares of common stock have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Choice of Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is, to the fullest extent permitted by applicable law, the sole exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising under the General Corporation Law of the State of Delaware, or the DGCL, the Certificate of Incorporation or the Bylaws; or any action asserting a claim against us, our directors, our officers or our employees that is governed by the internal affairs doctrine.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “VNCE.”

Preferred Stock

The Certificate of Incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any preferred stock.

Antitakeover Effects of the DGCL, our Certificate of Incorporation and our Bylaws

Our Certificate of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Classified Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes, with each class serving three-year staggered terms. In addition, (i) prior to the first date on which Sun Cardinal, LLC, or Sun Cardinal, and its affiliates cease to beneficially own at least 30% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, our directors may be removed with or without cause upon the affirmative vote of Sun Cardinal and its affiliates which beneficially own our outstanding voting stock and (ii) on and after such date, directors may only be removed for cause and only upon the affirmative vote of the majority of our outstanding voting stock, at a meeting of our stockholders called for that purpose. In the event Sun Cardinal and its affiliates cease to beneficially own at least 30% of the voting power of the voting stock then outstanding, directors previously designated by affiliates of Sun Cardinal would be entitled to serve the remainder of their respective terms, unless they are otherwise removed for cause in accordance with the terms of our Certificate of Incorporation.

Requirements for Advance Notification of Stockholder Meetings

Our Certificate of Incorporation provides that special meetings of the stockholders may be called only upon a resolution approved by a majority of the total number of directors that we would have if there were no vacancies or, prior to the date that Sun Cardinal and its affiliates cease to beneficially own a majority of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, or the Trigger Date, at the request of the holders of a majority of the voting power of our then outstanding shares of voting capital stock.

Requirements for Nominations and Proposals at Stockholder Meetings

Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. Our Bylaws also provide that nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors shall be elected at such meeting, by any stockholder who (i) is a stockholder of record both at the time the notice is delivered and on the record date for the determination of stockholders entitled to vote at the special meeting, (ii) is entitled to vote at the meeting and upon such election and (iii) complies with the notice procedures set forth in our Bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management, of our company. These provisions do not apply to nominations by Sun Cardinal.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation provides that, prior to the Trigger Date, any action required or permitted to be taken by our stockholders may be effected by written consent. From and after the Trigger Date, any action required or permitted to be taken by our stockholders may be effected only at a duly called annual or special meeting of our stockholders.

Business Combinations with Interested Stockholders

We have elected in our Certificate of Incorporation not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our Certificate of Incorporation contains provisions that have the same effect as Section 203, except that they provide that both Sun Cardinal and its affiliates and any persons to whom such persons sell their common stock will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in our Certificate of Incorporation that have the same effect as Section 203.

Requirements for Amendments to our Certificate of Incorporation and our Bylaws

Prior to the Trigger Date, our Certificate of Incorporation provides that our Bylaws may be adopted, amended, altered or repealed by the vote of a majority of the voting power of our then outstanding voting stock, voting together as a single class. After the Trigger Date, our Bylaws may be adopted, amended, altered or repealed by either (i) a vote of a majority of the total number of directors that the Company would have if there were no vacancies or (ii) in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least 66 2/3% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

Following the Trigger Date, our Certificate of Incorporation provides that the provisions of our Certificate of Incorporation relating to the size and composition of our board of directors, limitation on liabilities of directors, stockholder action by written consent, the ability of stockholders to call special meetings, business combinations with interested persons, amendment of our Bylaws or our Certificate of Incorporation and the Court of Chancery as the exclusive forum for certain disputes, may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Prior to the Trigger Date, our Certificate of Incorporation provides that such provisions may be amended, altered, changed or repealed by the affirmative vote of the holders of a majority of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. Our Certificate of Incorporation also provides that the provision of our Certificate of Incorporation that deals with corporate opportunity may only be amended, altered or repealed by a vote of 80% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Broadridge Corporate Issuer Solutions, Inc.

Registration Rights

The Company has entered into a registration agreement with Sun Cardinal; SCSF Cardinal, LLC, or SCSF Cardinal; and certain other investors, which provides that shares of our common stock held by Sun Cardinal, SCSF Cardinal or any of their affiliates may be registered on demand and also on registration statements relating to our securities, subject to various conditions and limitations.

PLAN OF DISTRIBUTION

Our Plan of Distribution

We may sell our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The common stock may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the common stock and the proceeds to us, if applicable.

Offers to purchase our common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase our common stock from time to time. Any agent involved in the offer or sale of our common stock will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the common stock being offered by this prospectus, the common stock will be sold to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, we or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of our common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the New York Stock Exchange. To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales of our common stock, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell our common stock short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Faegre Drinker Biddle & Reath LLP will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby on behalf of Vince Holding Corp. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 20, 2024.

PROSPECTUS SUPPLEMENT

VINCE HOLDING CORP.

Up to $2,924,521

Common Stock

We have entered into a Sales Agreement with Virtu Americas LLC, or Virtu, dated June 30, 2023, relating to shares of our common stock, par value $0.01 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $2,924,521 from time to time through Virtu, acting as our sales agent or principal.

Our common stock is listed on the New York Stock Exchange under the symbol “VNCE.” On September 18, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $1.92 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Virtu is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Virtu will be entitled to compensation at a commission rate equal to 2.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Virtu will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Virtu will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Virtu with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” regarding the compensation to be paid to Virtu.

The aggregate market value of our outstanding common stock held by non-affiliates is $8,773,563, based on 12,603,781 shares of our common stock outstanding on September 18, 2024, of which 3,749,386 shares were held by non-affiliates, and a price of $2.34 per share, the closing price of our common stock on September 16, 2024. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is , 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell up to $10,000,000 of shares of our common stock. Under this prospectus supplement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $2,924,521, at prices and on terms to be determined by market conditions at the time of the offering. The shares of our common stock having an aggregate offering price of up to $2,924,521 that may be sold under this prospectus supplement are included in the $10,000,000 of shares of common stock that may be sold under the registration statement.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Virtu has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and Virtu is not, making an offer to sell or soliciting any offer to buy our common stock in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference,” in their entirety before making an investment decision. These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “we,” “us,” and “our” in this prospectus supplement, we mean Vince Holding Corp., or the “Company,” and its wholly owned subsidiaries, including Vince Intermediate Holding, LLC and V Opco, LLC, unless otherwise specified. When we refer to “you,” we mean the holders of our common stock.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.vince.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries, and each such statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, between the date of this prospectus supplement and the termination of the offering of the common stock described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation and Human Resources Committee report or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended February 3, 2024, filed with the SEC on May 2, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended May 4, 2024 and August 3, 2024, filed with the SEC on June 18, 2024 and September 17, 2024, respectively;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 3, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on March 26, 2024, June 6, 2024 and July 25, 2024; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 20, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Vince Holding Corp.

Attention: Secretary

500 Fifth Avenue, 20th Floor

New York, New York 10110

(323) 421-5980

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and in the document incorporated by reference herein and therein.

We are a global retail company that operates the Vince brand women’s and men’s ready to wear business. We serve our customers through a variety of channels that reinforces our brand image. Previously, we also owned and operated the Rebecca Taylor and Parker brands until the sale of the respective intellectual property was completed, as discussed below.

Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Vince operates 47 full-price retail stores, 14 outlet stores, the e-commerce site, vince.com and the subscription service Vince Unfold, vinceunfold.com. Vince is also available through premium wholesale channels globally.

On April 21, 2023, we entered into a strategic partnership, or the Authentic Transaction, with Authentic Brands Group, LLC, or Authentic, a global brand development, marketing and entertainment platform, whereby we will contribute our intellectual property to a newly formed Authentic subsidiary, or ABG Vince, for cash consideration and a membership interest in ABG Vince. We closed this transaction on May 25, 2023. On May 25, 2023, in connection with the Authentic Transaction, V Opco, LLC (formerly, Vince, LLC), or V Opco, entered into a License Agreement, or the License Agreement, with ABG Vince, which provides V Opco with an exclusive, long-term license to use the Licensed Property in the Territory to the Approved Accounts (each as defined in the License Agreement).

Rebecca Taylor, founded in 1996 in New York City, was a contemporary womenswear line lauded for its signature prints, romantic detailing and vintage inspired aesthetic, reimagined for a modern era. On September 12, 2022, we announced our decision to wind down the Rebecca Taylor business. On December 22, 2022, our indirectly wholly owned subsidiary, Rebecca Taylor, Inc., completed the sale of its intellectual property and certain related ancillary assets to RT IPCO, LLC, an affiliate of Ramani Group. On May 3, 2024, V Opco completed the sale of all outstanding shares of Rebecca Taylor, Inc. to Nova Acquisitions, LLC.

Parker, founded in 2008 in New York City, was a contemporary women’s fashion brand that was trend focused. During the first half of fiscal 2020, we decided to pause the creation of new products to focus resources on the operations of the Vince and Rebecca Taylor brands. On February 17, 2023, our indirectly wholly owned subsidiary, Parker Lifestyle, LLC, completed the sale of its intellectual property and certain related ancillary assets to Parker IP Co. LLC, an affiliate of BCI Brands.

We reach our customers through a variety of channels, specifically through major wholesale department stores and specialty stores in the United States, or U.S., and select international markets, as well as through our branded retail locations and our websites. We design products in the U.S. and source the vast majority of products from contract manufacturers outside the U.S., primarily in Asia. Products are manufactured to meet our product specifications and labor standards.

Corporation Information

Vince Holding Corp., previously known as Apparel Holding Corp. and Kellwood Holding Corp., was incorporated in Delaware in February 2008 in connection with the acquisition of Kellwood Company, LLC by affiliates of Sun Capital Partners, Inc. We completed an initial public offering of our common stock on November 27, 2013. Prior to the initial public offering and the related restructuring transactions, the Company was a diversified apparel company operating a broad portfolio of fashion brands, which included Vince. As a result of the initial public offering and the related restructuring transactions, the non-Vince businesses were separated from the Vince business, and the stockholders immediately prior to the consummation of the restructuring transactions (through their ownership of Kellwood Holding, LLC) retained the full ownership and control of the non-Vince businesses.

THE OFFERING

Common stock offered by us	Shares of our common stock have an aggregate offering price of up to $2,924,521.

Common stock to be outstanding immediately after this offering	Up to 14,126,421 shares (as more fully described in the notes following this table).

Plan of Distribution

“At the market offering” that may be made from time to time on the New York Stock Exchange or other market for our common stock through our sales agent, Virtu. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital, capital expenditures, debt service costs and repayment, acquisitions of new products or businesses, and investments. See the section entitled “Use of Proceeds” in this prospectus supplement.

Risk Factors

Investing in our common stock involves significant risks. See “Risk Factors” in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

New York Stock Market symbol	VNCE

The number of shares of our common stock to be outstanding immediately after this offering is based on 12,603,273 shares of our common stock outstanding as of August 3, 2024, and excludes:

•	646,661 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of August 3, 2024;

•	543,948 shares of our common stock available as of August 3, 2024 for future grant or issuance pursuant to the Vince 2013 Incentive Plan, or the 2013 Plan; and

•	36,077 shares of our common stock available as of August 3, 2024 for future issuance under our employee stock purchase plan.

RISK FACTORS

Investment in our common stock offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the year ended February 3, 2024 and the Quarterly Reports on Form 10-Q for the quarters ended May 4, 2024 and August 3, 2024, incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act, before acquiring any of our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered common stock.

Risks Relating to this Offering

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that 1,523,188 shares of our common stock are sold at a price of $1.92 per share, the last reported sale price of our common stock on the New York Stock Exchange on September 18, 2024, for aggregate gross proceeds of approximately $2.9 million and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $7.66 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures, debt service costs and repayment, acquisitions of new products or businesses, and investments. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to Virtu to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through Virtu after our instruction will fluctuate based on a number of factors, including the limits we set with Virtu in any instruction to sell shares and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, price, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering may contain forward-looking statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain the license agreement with ABG-Vince; ABG Vince’s expansion of the Vince brand into other categories and territories; ABG Vince’s approval rights and other actions; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to realize the benefits of our strategic initiatives; our ability to execute and realize the enhanced profitability expectations of our transformation program; our ability to improve our profitability; the execution and management of our direct-to-consumer business growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to attract and retain key personnel; seasonal and quarterly variations in our revenue and income; general economic conditions; further impairment of our goodwill; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $2,924,521 under this prospectus supplement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures, debt service costs and repayment, acquisitions of new products or businesses, and investments.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in our existing and any future financing instruments.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book per share of our common stock immediately after this offering. The net tangible book deficit of our common stock as of August 3, 2024 was approximately $(83.9) million, or approximately $(6.66) per share of common stock based upon 12,603,273 shares outstanding. Net tangible book value (deficit) per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of August 3, 2024.

After giving effect to the sale of 1,523,188 shares of our common stock at an assumed offering price of $1.92 per share, the last reported sale price of our common stock on the New York Stock Exchange on September 18, 2024, and after deducting offering commissions and estimated aggregate offering expenses payable by us, our net tangible book deficit as of August 3, 2024 would have been approximately $(81.1) million, or $(5.74) per share of common stock. This represents an immediate increase in net tangible book value of $0.92 per share to our existing stockholders and an immediate dilution of $7.66 per share to new investors in this offering at the assumed public offering price.

The following table illustrates this calculation on a per share basis:

Assumed public offering price per share	$		1.92
Net tangible book deficit per share as of August 3, 2024		$(6.66)
Increase per share attributable to the offering		$0.92

As adjusted net tangible book deficit per share after giving effect to the offering			$(5.74)

Dilution per share to new investors in this offering			$7.66

An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.92 per share shown in the table above, assuming all of the 1,523,188 shares of common stock are sold at that price, would result in an adjusted net tangible book deficit per share after this offering of approximately $(5.63) per share and would increase the dilution per share to new investors to $8.55 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.92 per share shown in the table above, assuming all of the 1,523,188 shares of common stock are sold at that price, would result in an as adjusted net tangible book deficit per share after this offering of approximately $(5.85) per share and would decrease the dilution to new investors to $6.77 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The number of shares of our common stock to be outstanding immediately after this offering is based on 12,603,273 shares of our common stock outstanding as of August 3, 2024, and excludes:

•	646,661 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of August 3, 2024;

•	543,948 shares of our common stock available as of August 3, 2024 for future grant or issuance pursuant to the 2013 Plan; and

•	36,077 shares of our common stock available as of August 3, 2024 for future issuance under our employee stock purchase plan.

The foregoing table does not give effect to the exercise of any outstanding options. To the extent options are exercised, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into that certain Sales Agreement, with Virtu, dated June 30, 2023, under which we may offer and sell shares of our common stock from time to time through Virtu acting as agent or principal. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify Virtu of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Virtu, unless Virtu declines to accept the terms of such notice, Virtu has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Virtu under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Virtu is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Virtu may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Virtu a commission equal to 2.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we agreed to reimburse Virtu for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $35,000. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Virtu under the terms of the Sales Agreement, will be approximately $50,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Virtu will provide written confirmation to us before the open on the New York Stock Exchange on the day following each day on which our shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Virtu will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Virtu will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Virtu against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Virtu may be required to make in respect of such liabilities.

This offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Virtu may each terminate the Sales Agreement at any time upon ten trading days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and is incorporated by reference in this prospectus supplement.

Virtu and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Virtu may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Virtu may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Virtu, and Virtu may distribute the prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

Faegre Drinker Biddle and Reath LLP will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby on behalf of Vince Holding Corp. Virtu Americas LLC is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended February 3, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VINCE HOLDING CORP.

$2,924,521

Common Stock

PROSPECTUS SUPPLEMENT

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby. Each item listed is estimated, except for the SEC registration fee and Financial Industry Regulatory Authority, or FINRA, filing fee.

SEC registration fee	$1,476
FINRA filing fee	$2,000
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)

Total	(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or obtained an improper personal benefit. In addition, personal liability cannot be eliminated for (i) a director who authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or (ii) any action against an officer by or in the right of the corporation. Our Amended & Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, provides that, to the fullest extent permitted by the DGCL, no director of the Company shall be liable to it or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Amended & Restated Bylaws, or our Bylaws, provide that we will indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer or, while our director or officer, is or was serving at our request as our employee or agent or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (all such persons being referred to as an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, partner, member, trustee, administrator, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Except as provided above with respect to proceedings to enforce rights to indemnification, we will indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by our board of directors. In addition, an Indemnitee shall have the right to be paid for expenses incurred in defending any such proceeding in advance of its final disposition, except that to the extent required by the DGCL, an advance of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) will be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses. We may also, by action of our board of directors, provide indemnification and advancement of expenses to our employees and agents.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement

1.2

Sales Agreement, dated as of June 30, 2023, between the Company and Virtu Americas LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2023).

3.1

Amended & Restated Certificate of Incorporation of Vince Holding Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2013).

3.2

Amended & Restated Bylaws of Vince Holding Corp. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2013).

3.3

Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2017).

3.4

Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2017).

4.1	Form of Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 25, 2018).

5.1	Opinion of Faegre Drinker Biddle & Reath LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)
107	Filing Fee Table

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of September, 2024.

VINCE HOLDING CORP.

By:	/s/ David Stefko
David Stefko
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (other than David Stefko and John Szczepanski) hereby severally constitutes and appoints each of David Stefko and John Szczepanski with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and any and all amendments to said registration statement (including post-effective amendments), granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming that said attorney or his substitute may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Stefko David Stefko	Interim Chief Executive Officer (Principal Executive Officer) (Director)	September 20, 2024

/s/ John Szczepanski John Szczepanski	Chief Financial Officer (Principal Financial and Accounting Officer)	September 20, 2024

/s/ Simon Furie Simon Furie	Director	September 20, 2024

/s/ Matthew Garff Matthew Garff	Director	September 20, 2024

/s/ Kelly Griffin Kelly Griffin	Director	September 20, 2024

/s/ Jerome Griffith Jerome Griffith	Director	September 20, 2024

/s/ Robin Kramer Robin Kramer	Director	September 20, 2024

/s/ Michael Mardy Michael Mardy	Director	September 20, 2024

/s/ Eugenia Ulasewicz Eugenia Ulasewicz	Director	September 20, 2024